Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: April 21, 2022		COOPERATIEVE GILDE HEALTHCARE V U.A.

By: GILDE HEALTHCARE V MANAGEMENT B.V. Its: Managing Director

	By:	/s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

GILDE HEALTHCARE V MANAGEMENT B.V.

	By:	/s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

GILDE HEALTHCARE HOLDING B.V.

	By:	/s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

MANAPOURI B.V.

	By:	/s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

MARTEMANSHURK B.V.

	By:	/s/ Pieter van der Meer
		Name:	Pieter van der Meer
		Title:	Managing Director